Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly, the correct answers are as follows...



					A	B	C	Institutional

72. DD) Total income distributions
7.Floating Rate Strategies Fund		2,114	n/a	895	3,008
5.High Yield Fund			2,788	95	356	658
2.Investment Grade Bond Fund		1,892	69	362	0
9.Macro Opportunities Fund		3,923	n/a	1,425	5,265
6.Municipal Income Fund			1,119	n/a	23	31
8.Total Return Bond Fund		1,603	n/a	179	1,390

72. EE) Total capital gains distributions
7.Floating Rate Strategies Fund		133	n/a	76	201
5.High Yield Fund			1,585	53	231	428
2.Investment Grade Bond Fund		n/a	n/a	n/a	n/a
9.Macro Opportunities Fund		502	n/a	204	604
6.Municipal Income Fund			n/a	n/a	n/a	n/a
8.Total Return Bond Fund		124	n/a	15	95

73. A)  Total income distribution pershare
7.Floating Rate Strategies Fund		0.7187	n/a	0.6186	0.7482
5.High Yield Fund			0.4965	0.5266	0.4426	0.4538
2.Investment Grade Bond Fund		0.3560	0.2643	0.2644	0.1046
9.Macro Opportunities Fund		0.7394	n/a	0.6439	0.7846
6.Municipal Income Fund			0.1885	n/a	0.1439	0.2049
8.Total Return Bond Fund		0.6185	n/a	0.5104	0.6627

73. B) Total capital gains distribution pershare
7.Floating Rate Strategies Fund		0.0602	n/a	0.0602	0.0602
5.High Yield Fund			0.2939	0.2939	0.2939	0.2939
2.Investment Grade Bond Fund		n/a	n/a	n/a	n/a
9.Macro Opportunities Fund		0.1175	n/a	0.1175	0.1175
6.Municipal Income Fund			n/a	n/a	n/a	n/a
8.Total Return Bond Fund		0.0434	n/a	0.0434	0.0434

74.U) Shares outstanding
7.Floating Rate Strategies Fund		7,138	n/a	2,376	7,208
5.High Yield Fund			5,569	176	838	1,578
2.Investment Grade Bond Fund		4,629	220	1,314	5
9.Macro Opportunities Fund		9,569	n/a	4,213	12,145
6.Municipal Income Fund			5,459	n/a	220	426
8.Total Return Bond Fund		3,763	n/a	503	2,334

74. V) Net asset value pershare
7.Floating Rate Strategies Fund		$26.77	$n/a	$26.76	$26.79
5.High Yield Fund			$12.05	$11.97	$12.15	$9.90
2.Investment Grade Bond Fund		$18.10	$18.02	$18.02	$18.09
9.Macro Opportunities Fund		$27.56	$n/a	$27.54	$27.59
6.Municipal Income Fund			$12.55	$n/a	$12.54	$12.55
8.Total Return Bond Fund		$27.29	$n/a	$27.29	$27.32